UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

August 13, 2007
(Date of earliest event reported)

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Harsco Corporation
(Exact name of registrant as specified in its charter)

DE	1-3970	23-1483991
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Poplar Church Road, Camp Hill, PA	17011
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code    717-763-7064

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On August 13, 2007, the Board of Directors (the “Board”) of Harsco Corporation (“Harsco”) today announced the retirement of Derek C. Hathaway as Chairman and Chief Executive Officer of Harsco, fully effective after the April 2008 Annual Meeting of Stockholders.

Salvatore D. Fazzolari, who currently serves as President, Chief Financial Officer and Treasurer, will succeed Mr. Hathaway as Chief Executive Officer effective January 1, 2008.  Additionally, and in accordance with Harsco’s current Governance model, it is expected that Mr. Fazzolari will be elected Chairman upon Mr. Hathaway’s retirement from the Board in April 2008.  At this time, there has been no new, or modifications to existing employment agreements with Messrs. Hathaway and Fazzolari as a result of this announcement.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.               Financial Statements and Exhibits

(d)           Exhibits.

Exhibit 99.1.  Press release dated August 13, 2007

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARSCO CORPORATION (Registrant)
DATE August 13, 2007	/S/ Salvatore D. Fazzolari Salvatore D. Fazzolari President, Chief Financial Officer and Treasurer